EXHIBIT 1.01

Avanos Medical, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2020

I.Introduction
This Conflict Minerals Report (“Report”) by Avanos Medical, Inc., is for the period from January 1, 2020 to December 31, 2020 (“Reporting Period”). Unless the context otherwise indicates, “Avanos,” “Company,” “we,” “us,” and “our” mean Avanos Medical, Inc. and its consolidated and combined subsidiaries.
This Report is intended to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.
As described in this report, Avanos has reason to believe that some of the 3TGs present in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources. Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries, and we proceeded to conduct due diligence on our supplier base. The results of our due diligence are discussed below.
II.Company Overview
A.Our Business
Avanos is a medical technology company focused on delivering clinically superior breakthrough medical device solutions to improve patients’ quality of life. Avanos is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries.
The address of Avanos’ principal executive office is 5405 Windward Parkway, Suite 100 South, Alpharetta, Georgia 30004, and our telephone number is (404) 448-5000.
B.Business Segment
We conduct our business in one operating and reportable segment that provides our medical device products to healthcare providers and patients, and we have manufacturing facilities in the United States, Mexico, France and Tunisia. We provide a portfolio of innovative product offerings focused on chronic care and pain management to improve patient outcomes and reduce the cost of care.
Chronic Care is a portfolio of products that includes (i) digestive health products and (ii) respiratory health products. The digestive health product category accounted for 41% of our consolidated net sales in the year ended December 31, 2020. Digestive health products include our MIC-KEY enteral feeding tubes, CORPAK patient feeding solutions and NEOMED neonatal and pediatric feeding solutions. The respiratory health product category accounted for 25% of our consolidated net sales in the year ended December 31, 2020. Respiratory health products include closed airway suction systems and other airway management devices under the BALLARD, MICROCUFF and ENDOCLEAR brands.
Pain Management is a portfolio of products that includes (i) acute pain products and (ii) interventional pain solutions. The acute pain product category accounted for 22% of our consolidated net sales in the year ended December 31, 2020. Acute pain includes ON-Q and AMBIT surgical pain pumps and GAME READY cold and compression therapy systems. Our interventional pain product category accounted for 12% of our consolidated net sales in the year ended December 31, 2020. Interventional pain provides minimally invasive pain relieving therapies, such as our COOLIEF pain relief therapy.
C.Our Products
For the Reporting Period, as applicable, we conducted an analysis of our Chronic Care and Pain Management products to determine which, if any, were likely to contain 3TGs. The analysis identified that 3TGs were necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period. This was the case especially for the electrical components of such products.
III.Description of Reasonable Country of Origin Inquiry (“RCOI”)
We began our scoping process by developing a list of our suppliers that provide us with products that may contain one or more of the 3TGs. We then populated the list with contact information and provided it to our third-party service provider (“Service Provider”). The supplier list was then uploaded to our Service Provider’s software tool that allows us to store and manage supplier requests and documentation.
Our Service Provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (“CMRT”), version 6.01 or higher, developed by the Responsible Business Alliance and The Global e-Sustainability Initiative. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, due diligence process, and supply chain, including such supply chain information as the names and locations of smelters and refiners.
As part of the supplier survey, suppliers were asked to complete the CMRT. All communications were tracked and monitored in the Service Provider’s software tool. Non-responsive suppliers were contacted a minimum of 3 times. Any suppliers that continued to be non-responsive were advanced to an escalation phase and further contacted on an individual basis.
To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we and our Service Provider offered training to them though webinars, videos, documents, and one-on-one discussions. The offering included our Service Provider’s Learning Management System, which allowed access to our Service Provider’s Conflict Minerals training course. This training was tracked based on completion. All suppliers were encouraged to complete all the modules in the course.
The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions. All submitted CMRTs were classified as valid or invalid. All suppliers who submitted CMRTs that were classified as invalid were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our Service Provider’s software system. As of May 10, 2021, there were only 4 invalid submissions that had not been corrected by suppliers.
Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we conducted due diligence on our supplier base.
IV.Due Diligence
A.Design of Due Diligence
We designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related Supplements for tin, tantalum, tungsten and gold.
Avanos’ conflict minerals due diligence process includes the five steps described in the Guidance, namely: (1) establishing strong company management systems, (2) identifying and assessing risks in our supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) utilizing independent third-party audits, and (5) publicly reporting on our supply chain due diligence. A summary of our due diligence measures is outlined below.
B.Performance of Due Diligence
Step 1.    Establishing Strong Company Management Systems
a.Internal Team
We organized a Conflict Minerals Committee comprised of individuals in management positions across multiple departments, namely Legal, Procurement, and Finance. The Committee members are the (1) Senior Vice President, General Counsel (Interim) and Corporate Secretary, (2) Director – Global Procurement, and (3) Vice President – Finance Planning and Analysis. The Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and for overseeing the program.
b.Control Systems
We have applicable policies and statements such as a Code of Conduct that outlines expected behaviors for all Avanos employees, a Supplier Social Compliance Standard that outlines expected behaviors for all Avanos vendors, and a Conflict

Minerals Policy Statement (“Statement”). All three items are available on our website. The Statement, in particular, can be found in the Investor Relations section of our website, under Corporate Governance, at https://avanos.investorroom.com.
c.Supplier Engagement
We utilized our Service Provider’s software reporting tool, and the CMRT version 6.01 to collect Conflict Minerals declarations from our supply base. The software tool allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we received from our suppliers to our survey requests. We also communicated with relevant suppliers our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information from them to support the chain of custody of the 3TGs identified in our products.
d.Grievance Mechanisms
We have several mechanisms that allow people to alert Company management about any concerns they may have about our compliance or ethics. Our Code of Conduct sets out ways to report concerns, including a Code of Conduct Hotline and Online Reporting tool, which both allow reports, in any language, to be made confidentially and anonymously at the election of the person making the report. We also have made publicly available on our website policies for communicating with our Board of Directors and with our compliance-oversight Committees of the Board, namely the Audit Committee and the Compliance Committee. These mechanisms are available to people who may be concerned about compliance with our conflict minerals program or with any other compliance matter.
e.Maintain Records
We maintain a company-wide document retention policy. The policy extends to the documents accumulated in performing our due diligence for this Report and requires that the documents be retained for a period of ten years. As well, our Service Provider stores all of the information and findings from this process in a database that can be audited by internal or external parties.
Step 2.    Identify and Assess Risks in the Supply Chain
Due to the complexity of our products and supply chain, it is difficult for us to identify indirect suppliers. We have relied on responses from our direct suppliers to provide us with information about the source of conflict minerals contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided to them by their suppliers. This chain of information creates a level of uncertainty and risk about the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to recognized industry best practices.
In accordance with the Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the Responsible Minerals Initiative (“RMI”) definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 5 scoring criteria, namely: (1) geographic proximity to the DRC and Covered Countries; (2) known mineral source country of origin; (3) responsible Minerals Assurance Process audit status; (4) credible evidence of unethical or conflict sourcing; and (5) peer assessments conducted by credible third-party sources.
Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:
•Tony Goetz NV - Belgium - CID002587
•Kaloti Metals - UAE - CID002563
•African Gold Refinery - Uganda - CID003185
•Fidelity Printers - Zimbabwe - CID002515
•Sudan Gold Refinery - CID002567
If any of these facilities were reported on a CMRT by one of our suppliers, our Service Provider initiated risk mitigation activities, including instructing the supplier to submit a product-specific CMRT to better identify any connection between the facilities and our products and to consider removal of these facilities from our supply chain.
Additionally, we evaluated suppliers on their conflict minerals program strength. Many companies continue to develop their programs and still provide an answer of “unknown” in response to our survey questions. We used the following criteria to evaluate the strength of their programs, with the capital letters, below, corresponding to the ones in the CMRT declaration tab:
A. Have you established a conflict minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company’s expectations?

H. Does your review process include corrective action management?
When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
Our identification and risk assessment process also involves: (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable. We believe that the inquiries and analysis described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products.
Step 3.    Design and Implement a Strategy to Respond to Identified Risks
Our Supplier Social Compliance Standards and Conflict Minerals Policy Statement set out our expectations for our suppliers. If these expectations are not met, the business relationship between us and the supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, we will encourage the applicable supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not we can replace the supplier. We have found no instance to date where we believed it was necessary to implement such risk mitigation efforts.
Step 4.    Utilize Independent Third-Party Audits
We do not have a direct relationship with smelters and refiners (“SORs”) and do not perform or direct audits of these entities. Instead, we rely on third party assurances and certifications such as from the RMI’s Responsible Minerals Assurance Process.
Step 5.    Publicly Report on Supply Chain Due Diligence
This Report, which constitutes our annual report on our due diligence efforts, is available on our website in the Investor Relations section, under SEC Filings, at https://avanos.investorroom.com. This Report also is filed with the SEC.
V.Results of Due Diligence
A.Survey Results
As of May 10, 2021, we received responses from 72% of our 268 surveyed suppliers. Of those, 131 claimed no 3TGs, in their products, and 45 claimed that they did have 3TGs. Of the 45 claiming to have 3TGs, 21 indicated that they had tantalum, 40 indicated tin, 27 indicated gold, and 27 indicated tungsten. (The numbers do not sum to 45 because some of the suppliers claimed to have multiple 3TGs in their products.)
As described above, we surveyed our supply chain and reviewed the responses to determine whether further engagement with our suppliers was required. The determination to further engage with them was based on criteria such as untimely responses, incomplete responses, and inconsistencies within the data reported. Suppliers who provided a CMRT were asked to submit SOR information. The results are discussed in the Smelters and Refiners section below.
B.Efforts to Determine Mine or Location of Origin
Because we do not have relationships with the smelters and refiners, we relied on requests to our suppliers that they complete the RMI template. We believe that process suffices as a good faith effort to determine the identity of the mines or the locations of origin of 3TGs in our supply chain.
C.Smelters and Refiners
Of the suppliers we surveyed, many completed the RMI template at the company or business unit level, and they were unable to verify that 3TGs from the processing facilities they listed were in components they supplied to us. The quality of the responses we received from suppliers varied. Many responses provided via the CMRT included the names of facilities listed by the suppliers as SORs. The CMRT responses that did not list at least one smelter for each 3TG were considered invalid, and our Service Provider followed up on these responses, urging suppliers to resubmit the form and include the smelter information. There are still suppliers that were unable to provide SORs used for the materials supplied to us.
For all the CMRT responses that indicated a smelter, our Service Provider compared them to the list of smelters maintained by the RMI. As of May 10, 2021, we validated 333 SORs. Appendix A lists only the SORs that our suppliers reported as being in their supply chains and that we validated. Appendix B is a compilation of countries of origin, setting out the countries from which the reported facilities source their conflict minerals.

As our suppliers have been largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names or country of origin information at this time. We will continue to work with our suppliers to obtain smelter information at the product level.
VI.Future Steps to be Taken
We are committed to complying with the provisions of the Rule and expect to continue our efforts to improve our conflict minerals program. As we further develop our program, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to, the following:
•Further engage with suppliers and direct them to training resources to increase our survey response rate and improve the content of the responses;
•Continue to invest in due diligence tools for our conflict minerals program;
•If applicable, engage any of our suppliers found to be supplying 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict;
•Continue to respond to industry trends and legal requirements to improve the traceability of 3TGs in our supply chain; and
•Further encourage suppliers to provide responses at the product level to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

APPENDIX A
The table below lists the smelters or refiners ("SORs") identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products in 2020. Facilities that have been certified as conflict-free by an internationally-recognized validation organization for 3TG SORs are designated in the column furthest to the right, where the word "Yes" indicates that such organization validated them as conflict free.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Gold	8853 S.p.A.	Italy	CID002763	Yes
Gold	Abington Reldan Metals, LLC	United States of America	CID002708	Unknown
Gold	Advanced Chemical Company	United States of America	CID000015	Yes
Gold	African Gold Refinery	Uganda	CID003185	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Yes
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Yes
Gold	Alexy Metals	United States of America	CID003500	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Yes
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Yes
Gold	Asahi Pretec Corp.	Japan	CID000082	Yes
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Yes
Gold	Asahi Refining USA Inc.	United States of America	CID000920	Yes
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Unknown
Gold	AU Traders and Refiners	South Africa	CID002850	Yes
Gold	Augmont Enterprises Private Limited	India	CID003461	Unknown
Gold	Aurubis AG	Germany	CID000113	Yes
Gold	Bangalore Refinery	India	CID002863	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Yes
Gold	Boliden AB	Sweden	CID000157	Yes
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Yes
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Unknown
Gold	Caridad	Mexico	CID000180	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Yes
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Yes
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Unknown
Gold	Chimet S.p.A.	Italy	CID000233	Yes
Gold	Chugai Mining	Japan	CID000264	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	CID000362	Yes
Gold	Dowa	Japan	CID000401	Yes
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	CID003195	Yes
Gold	DSC (Do Sung Corporation)	Korea, Republic of	CID000359	Yes
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Yes
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Yes
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Yes
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Yes
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	Unknown
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Unknown
Gold	Geib Refining Corporation	United States of America	CID002459	Yes
Gold	Gold Coast Refinery	Ghana	CID003186	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Unknown
Gold	Guangdong Jinding Gold Limited	China	CID002312	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Unknown
Gold	Heimerle + Meule GmbH	Germany	CID000694	Yes
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Unknown
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	CID000778	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Yes
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Yes
Gold	Istanbul Gold Refinery	Turkey	CID000814	Yes
Gold	Italpreziosi	Italy	CID002765	Yes
Gold	JALAN & Company	India	CID002893	Unknown
Gold	Japan Mint	Japan	CID000823	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	Unknown
Gold	JSC Uralelectromed	Russian Federation	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Yes
Gold	K.A. Rasmussen	Norway	CID003497	Unknown
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Unknown
Gold	Kazzinc	Kazakhstan	CID000957	Yes
Gold	Kennecott Utah Copper LLC	United States of America	CID000969	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Yes
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Yes
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	CID002605	Yes
Gold	Kundan Care Products Ltd.	India	CID003463	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	Unknown
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Unknown
Gold	L'Orfebre S.A.	Andorra	CID002762	Yes
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	CID001078	Yes
Gold	LT Metal Ltd.	Korea, Republic of	CID000689	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Unknown
Gold	Marsam Metals	Brazil	CID002606	Yes
Gold	Materion	United States of America	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Yes
Gold	MD Overseas	India	CID003548	Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Yes
Gold	Metallix Refining Inc.	United States of America	CID003557	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Yes
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Yes
Gold	Metalor USA Refining Corporation	United States of America	CID001157	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Yes
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Unknown
Gold	Morris and Watson	New Zealand	CID002282	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Yes
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Yes
Gold	NH Recytech Company	Korea, Republic of	CID003189	Unknown
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	Yes
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493	Yes
Gold	PAMP S.A.	Switzerland	CID001352	Yes
Gold	Pease & Curren	United States Of America	CID002872	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Unknown
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Yes
Gold	PX Precinox S.A.	Switzerland	CID001498	Yes
Gold	QG Refining, LLC	United States Of America	CID003324	Unknown
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Unknown
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Yes
Gold	Royal Canadian Mint	Canada	CID001534	Yes
Gold	SAAMP	France	CID002761	Yes
Gold	Sabin Metal Corp.	United States Of America	CID001546	Unknown
Gold	Safimet S.p.A	Italy	CID002973	Yes
Gold	SAFINA A.S.	Czech Republic	CID002290	Yes
Gold	Sai Refinery	India	CID002853	Unknown
Gold	Samduck Precious Metals	Korea, Republic of	CID001555	Yes
Gold	Samwon Metals Corp.	Korea, Republic of	CID001562	Unknown
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	CID002777	Yes
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Unknown
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Yes
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Yes
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Unknown
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Yes
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CID002516	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	Yes
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CID001761	Yes
Gold	Sovereign Metals	India	CID003383	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Unknown
Gold	Sudan Gold Refinery	Sudan	CID002567	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Yes
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Yes
Gold	Super Dragon Technology Co., Ltd	Taiwan, Province of China	CID001810	Unknown
Gold	T.C.A S.p.A	Italy	CID002580	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Unknown
Gold	Tony Goetz NV	Belgium	CID002587	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Yes
Gold	Torecom	Korea, Republic of	CID001955	Yes
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Yes
Gold	United Precious Metal Refining, Inc.	United States of America	CID001993	Yes
Gold	Valcambi S.A.	Switzerland	CID002003	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Yes
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Yes
Gold	Yamakin Co., Ltd.	Japan	CID002100	Yes
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Yes
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Yes
Tantalum	Asaka Riken Co., Ltd.	Japan	CID000092	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Yes
Tantalum	D Block Metals, LLC	United States of America	CID002504	Yes
Tantalum	Exotech Inc.	United States of America	CID000456	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Yes
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Yes
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	United States of America	CID002557	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616	Yes
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547	Yes
Tantalum	H.C. Starck Inc.	United States of America	CID002548	Yes
Tantalum	H.C. Starck Ltd.	Japan	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Yes
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Yes
Tantalum	KEMET Blue Metals	Mexico	CID002539	Yes
Tantalum	LSM Brasil S.A.	Brazil	CID001076	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Yes
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Yes
Tantalum	NPM Silmet AS	Estonia	CID001200	Yes
Tantalum	PRG Dooel	North Macedonia, Republic Of	CID002847	Yes
Tantalum	QuantumClean	United States of America	CID001508	Yes
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Yes
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	Yes
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Yes
Tantalum	Telex Metals	United States of America	CID001891	Yes
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Yes
Tin	Alpha	United States of America	CID000292	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Yes
Tin	China Tin Group Co., Ltd.	China	CID001070	Yes
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Unknown
Tin	CRM Synergies	Spain	CID003524	Unknown
Tin	CV Ayi Jaya	Indonesia	CID002570	Unknown
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Unknown
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Unknown
Tin	Dowa	Japan	CID000402	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Unknown
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Yes
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Unknown
Tin	Fenix Metals	Poland	CID000468	Yes
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CID002848	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Yes
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Yes
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Yes
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Yes
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Yes
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Yes
Tin	Metallo Belgium N.V.	Belgium	CID002773	Yes
Tin	Metallo Spain S.L.U.	Spain	CID002774	Yes
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Yes
Tin	Minsur	Peru	CID001182	Yes
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Yes
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Unknown
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Yes
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Yes
Tin	Pongpipat Company Limited	Myanmar	CID003208	Unknown
Tin	Precious Minerals and Smelting Limited	India	CID003409	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Yes
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Yes
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Yes
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Yes
Tin	PT Bangka Serumpun	Indonesia	CID003205	Yes
Tin	PT Bukit Timah	Indonesia	CID001428	Unknown
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Unknown
Tin	PT Lautan Harmonis Sejahtera	Indonesia	CID002870	Unknown
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Yes
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Yes
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Unknown
Tin	PT Prima Timah Utama	Indonesia	CID001458	Yes
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Yes
Tin	PT Rajehan Ariq	Indonesia	CID002593	Yes
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Yes
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Yes
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Unknown
Tin	PT Timah Nusantara	Indonesia	CID001486	Unknown
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Yes
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Yes
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Yes
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Yes
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Yes
Tin	Soft Metais Ltda.	Brazil	CID001758	Yes
Tin	Super Ligas	Brazil	CID002756	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	CID002834	Yes
Tin	Thaisarco	Thailand	CID001898	Yes
Tin	Tin Technology & Refining	United States Of America	CID003325	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Unknown
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Yes
Tin	Yunnan Tin Company Limited	China	CID002180	Yes
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Yes
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Yes
Tungsten	ACL Metais Eireli	Brazil	CID002833	Yes
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Unknown
Tungsten	Artek LLC	Russian Federation	CID003553	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513	Yes
Tungsten	China Molybdenum Co., Ltd.	China	CID002641	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Yes
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Unknown
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Unknown
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Yes
Tungsten	GEM Co., Ltd.	China	CID003417	Unknown
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Yes
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542	Yes
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769	Yes
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	Yes
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Yes
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	Unknown
Tungsten	Kennametal Fallon	United States Of America	CID000966	Yes
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388	Yes
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Yes
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543	Yes
Tungsten	Moliren Ltd.	Russian Federation	CID002845	Yes
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Yes
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	Unknown
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Yes
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Yes
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830	Yes

APPENDIX B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.
Afghanistan, Albania, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Czech Republic, Djibouti, Dominican Republic, DRC or an adjoining country (Covered Countries), Ecuador, Egypt, England, Estonia, Ethiopia, Finland, France, Germany, Ghana, Guinea, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Republic of Korea, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe